Exhibit 1
                                    AGREEMENT
                                    ---------

          AGREEMENT dated as of October 24 , 2001 among Thomas Evans, the Emily
A. Schonath Irrevocable Trust, dated December 31, 1996, and the Sarah E. Schonath Irrevocable Trust, dated December 31, 1996.

          WHEREAS, pursuant to paragraph (k) of Rule 13d-1 promulgated under Subsection 13(d)(1) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing:

          NOW, THEREFORE, the undersigned hereby agree as follows:

          1. The Schedule 13G with respect to InvestorsBancorp, Inc., to which this is attached as Exhibit 1, is filed on behalf of Thomas Evans, the Emily A. Schonath Irrevocable Trust, dated December 31, 1996, and the Sarah E. Schonath Irrevocable Trust, dated December 31, 1996.

          2. Each of Thomas Evans, the Emily A. Schonath Irrevocable Trust, dated December 31, 1996, and the Sarah E. Schonath Irrevocable Trust, dated December 31, 1996, is responsible for the completeness and accuracy of the information concerning such person contained therein; provided that each person is not responsible for the completeness or accuracy of the information concerning any other person making such filing.

          IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.


                                        /s/ Thomas Evans
                                        ----------------------------------------
                                        Thomas Evans


                                        EMILY A. SCHONATH IRREVOCABLE TRUST,
                                        DATED DECEMBER 31, 1996


                                        By: /s/ Thomas Evans
                                           ------------------------------------
                                           Thomas Evans, Trustee


                                        SARAH E. SCHONATH IRREVOCABLE TRUST,
                                        DATED DECEMBER 31, 1996


                                        By: /s/ Thomas Evans
                                           -------------------------------------
                                           Thomas Evans, Trustee


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